UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

NORDSTROM, INC.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1617 Sixth Avenue, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 628-2111

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 8, 2017, Nordstrom, Inc. (the “Company”) issued a press release announcing that members of the Nordstrom family, including the Company’s Co-Presidents, Blake W. Nordstrom, Peter E. Nordstrom and Erik B. Nordstrom, have formed a group (the “Group”) to explore the possibility of pursuing a “going private transaction” involving the acquisition by the Group of 100% of the outstanding shares of common stock of the Company (a “Going Private Transaction”). The Group has not made a proposal to the Company regarding any such Going Private Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to agreeing to form the Group, Messrs. Blake W. Nordstrom and Peter E. Nordstrom requested that the independent members of the Company’s Board of Directors (the “Board”) (or a committee thereof) consider and approve the formation of the Group for purposes of a Washington state statute (the “Moratorium Statute”) which, subject to certain exceptions, prohibits a “significant business transaction” between a Washington publicly traded corporation and a ten percent (10%) or greater group or a corporation affiliated with such a Group over a five-year period from formation of the Group.

On June 7, 2017, a special committee of the Board comprised of the independent members of the Board (the “Special Committee”) approved in advance the Reporting Person’s formation of the Group for purposes of the Moratorium Statute (the “Moratorium Statute Waiver”). In connection with the approval of the Moratorium Statute Waiver, the Special Committee required that the members of the Nordstrom family who are part of the Group enter into a letter agreement (the “Letter Agreement”) with the Company containing certain non-disclosure, non-use and standstill provisions. The standstill provisions of the Letter Agreement prevent the members of the Group from taking certain actions from the date of the Letter Agreement until January 31, 2019. The Letter Agreement provides that, after January 31, 2019, the Group automatically disbands and may no longer rely on the Moratorium Statute Waiver. The foregoing description of the Letter Agreement is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Any Going Private Transaction, if proposed, would remain subject to approval by the Special Committee. The Special Committee retained Centerview Partners LLC to serve as its financial advisor and Sidley Austin LLP to serve as its legal counsel, including in connection with the Special Committee’s consideration of whether to approve the Moratorium Statute Waiver.

No assurances can be given regarding the terms and details of any transaction, that any proposal will be made by the Group, that any proposal made by the Group regarding a proposed transaction will be accepted by the Special Committee, that definitive documentation relating to any such transaction will be executed, or that a transaction will be consummated in accordance with that documentation, if at all.

Item 9.01	Financial Statements and Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit 99.1	Nordstrom, Inc. Press Release, dated June 8, 2017.

Exhibit 99.2	Letter agreement, dated June 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

Dated: June 8, 2017	By:	/s/ Robert B. Sari
Robert B. Sari
Senior Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Nordstrom, Inc. Press Release, dated June 8, 2017.

Exhibit 99.2	Letter agreement, dated June 7, 2017.